Exhibit 99.1

Modiv Industrial Stockholders Approve Merger with Global Net Lease

Denver, CO, August 10, 2026 – Modiv Industrial, Inc. (“Modiv Industrial,” “Modiv” or the “Company”) (NYSE:MDV), announced today that Modiv's common stockholders have approved the previously announced acquisition of Modiv Industrial by Global Net Lease, Inc. (NYSE:GNL) (the "Transaction") at the special meeting of Modiv’s common stockholders held earlier today (the “Special Meeting"). At the Special Meeting, approximately 94% of the votes cast were voted in favor of the Transaction, which represented more than 61% of the outstanding common shares of Modiv.

The Company expects the Transaction to be completed on or about August 12, 2026, subject to the satisfaction or waiver of the remaining customary closing conditions. The Company will provide final vote results for the Special Meeting, as certified by the independent Inspector of Election, on a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

“On behalf of the entire Modiv team, I wish to personally thank our stockholders for the opportunity to have been a steward of your hard-earned investment capital. We worked hard, oftentimes against market odds, in our pursuit to deliver to you more dividend income and continued upside potential. Upon the closing of this transaction, not only will our investors see a 25% increase in their dividend, but they will own GNL stock with a highly capable GNL management team committed to achieving even greater financial results. We wish all of you the very best in your investment journey – it’s been an honor. Grit, grind, we got it done!”, stated Aaron Halfacre, CEO of Modiv Industrial.

BMO Capital Markets acted as sole financial advisor to GNL and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Greenberg Traurig, LLP served as legal counsel to GNL.

Truist Securities acted as sole financial advisor to Modiv and Morrison & Foerster LLP and Venable LLP served as legal counsel to Modiv.

About Modiv Industrial
Modiv Industrial, Inc. is an internally managed REIT that is focused on single-tenant net-lease industrial manufacturing real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. For more information, please visit: www.modiv.com.

Forward-looking Statements
This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the Transaction and the parties thereto. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding the transaction between GNL and Modiv; the anticipated benefits and timing of the Transaction, GNL’s future financial performance; and other statements regarding management’s intentions, beliefs, or expectations with respect to the GNL’s future performance following the consummation of the Transaction, are forward-looking statements.

Forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.
These forward-looking statements are based on the current expectations and assumptions of GNL and Modiv and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: (1) GNL’s or Modiv’s continued qualification as a REIT under the Internal Revenue Code of 1986, as amended, (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (3) the outcome of any legal proceedings that have been or may be instituted against the parties in connection with the Transaction; (4) the inability to complete the Transaction, including due to failure to satisfy the conditions to closing; (5) the risk that the Transaction disrupts GNL’s current plans, business relationships, performance, operations and business generally as a result of the announcement and consummation of the Transaction; (6) the risk that the price of GNL’s securities may be volatile due to a variety of factors, including changes in laws, regulations, technologies, natural disasters, geopolitical tensions, and macro-economic and social environments affecting its business; (7) the ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (8) costs related to the Transaction; (9) changes in applicable laws or regulations; (10) risks related to GNL and Modiv’s business, including client defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments, re-leasing uncertainties, and potential damages from natural disasters; competition, impairments in the value of real estate assets; changes in domestic and foreign income tax laws and rates; and (11) other risks detailed from time to time in GNL or Modiv’s filings with the SEC, including the definitive proxy statement/prospectus filed with the SEC on June 24, 2026. These filings identify and address other important risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Additional risks and uncertainties not currently known or that are currently deemed immaterial may also cause actual results to differ materially from those expressed or implied by such forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and none of the parties or any of their representatives assumes any obligation and do not intend to update or revise these forward-looking statements, each of which is made only as of the date of this communication.

Inquiries:
management@modiv.com